SHARE EXCHANGE AGREEMENT


                                     BETWEEN



                        QUANTITATIVE METHODS CORPORATION



                                       AND



                          ROADVISION TECHNOLOGIES INC.



                                       AND



                THE SHAREHOLDERS OF ROADVISION TECHNOLOGIES INC.

                            SHARE EXCHANGE AGREEMENT
                                TABLE OF CONTENTS


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
RECITALS                                                                                                     1

ARTICLE I         INTERPRETATION
         1.1      Definitions                                                                                2
         1.2      Article Headings, Construction, etc.                                                       7
         1.3      Number, Gender, etc.                                                                       7
         1.4      Currency 7
         1.5      Date for Any Action                                                                        7
         1.6      Entire Agreement and Modification                                                          7
         1.7      Schedules                                                                                  8
         1.8      Accounting Matters                                                                         8
         1.9      Knowledge                                                                                  8

ARTICLE II        EXCHANGE OF SECURITIES AND SHARE CONSIDERATION
         2.1      Share Exchange                                                                             8
         2.2      Withholding                                                                                9
         2.3      Reorganization - Section 368                                                               9
         2.4      Directors of QTTM at Closing                                                               9
         2.5      Capitalization of QTTM at Closing                                                          9

ARTICLE III       CLOSING
         3.1      Closing Location                                                                           9
         3.2      Closing Date                                                                               9

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF RTI SELLING SHAREHOLDERS
         4.1      Generally                                                                                 10
         4.2      Investment Representations                                                                11
         4.3      Registration Rights                                                                       13
         4.4      Purchase Entirely for Own Account                                                         13
         4.5      Investment Experience                                                                     14
         4.6      Independent Nature of RTI Selling Shareholders' Obligations and Rights                    14
         4.7      No General Solicitation                                                                   14

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF RTI
         5.1      Organization and Qualification                                                            14
         5.2      Subsidiaries                                                                              15
         5.3      Organizational Documents                                                                  15
         5.4      Authorization and Validity                                                                15
         5.5      No Violation                                                                              15
         5.6      Binding Obligations                                                                       16
         5.7      Capitalization and Related Matters                                                        16
         5.8      RTI Selling Shareholders                                                                  17
         5.9      Compliance with Laws and Other Instruments                                                17
         5.10     Certain Proceedings                                                                       17
         5.11     Brokers or Finders                                                                        17
         5.12     No Direct Selling Efforts or General Solicitation                                         17
         5.13     No Integrated Offering                                                                    18
         5.14     Absence of Undisclosed Liabilities                                                        18
         5.15     Absence of Certain Changes or Events                                                      18
         5.16     Material Assets                                                                           19
         5.17     Material Contracts                                                                        19
         5.18     Labor Matters                                                                             20
         5.19     Tax Matters                                                                               20
         5.20     Insurance Coverage                                                                        21
         5.21     Litigation; Orders                                                                        22
         5.22     Licenses, etc.                                                                            22
         5.23     Interested Party Transactions                                                             22
         5.24     Governmental Inquiries                                                                    23
         5.25     Financial Institutions                                                                    23
         5.26     Intellectual Property                                                                     23
         5.27     Title and Condition of Properties                                                         23
         5.28     Books and Records                                                                         23
         5.29     Financial Statements                                                                      24
         5.30     Stock Option Plans, Employee Benefits                                                     24
         5.31     Environmental and Safety Matters                                                          25
         5.32     Money Laundering Laws                                                                     25
         5.33     Board Recommendation                                                                      25
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
ARTICLE VI        REPRESENTATIONS AND WARRANTIES OF QTTM
         6.1      Organization and Qualification                                                            25
         6.2      Subsidiaries                                                                              26
         6.3      Organizational Documents                                                                  26
         6.4      Authorization and Validity                                                                26
         6.5      No Violation                                                                              26
         6.6      Binding Obligations                                                                       27
         6.7      Securities Laws                                                                           27
         6.8      Capitalization and Related Matters                                                        27
         6.9      Compliance with Laws                                                                      28
         6.10     Certain Proceedings                                                                       28
         6.11     Brokers and Finders                                                                       29
         6.12     No Direct Selling Efforts or General Solicitation                                         29
         6.13     No Integrated Offering                                                                    29
         6.14     Absence of Undisclosed Liabilities                                                        29
         6.15     Absence of Certain Changes or Events                                                      29
         6.16     Material Assets                                                                           31
         6.17     Material Contracts                                                                        31
         6.18     Labor Matters                                                                             31
         6.19     Tax Matters                                                                               32
         6.20     Insurance Coverage                                                                        33
         6.21     Litigation; Orders                                                                        33
         6.22     Licenses 33
         6.23     Interested Party Transactions                                                             34
         6.24     Governmental Inquiries                                                                    34
         6.25     Financial Institutions                                                                    34
         6.26     Intellectual Property                                                                     34
         6.27     Title and Conditions of Properties                                                        34
         6.28     Books and Records                                                                         34
         6.29     Financial Statements                                                                      35
         6.30     SEC Documents                                                                             35
         6.31     Stock Option Plans, Employee Benefits                                                     36
         6.32     Environmental and Safety Matters                                                          36
         6.33     Money Laundering Laws                                                                     36
         6.34     Board Recommendation                                                                      36

ARTICLE VII       COVENANTS OF QTTM
         7.1      Rule 144 Reporting                                                                        37
         7.2      Private Placement                                                                         37
         7.3      SEC Documents                                                                             37
         7.4      No Assurances and Warranties                                                              37

ARTICLE VIII      CONDITIONS PRECEDENT OF RTI
         8.1      Accuracy of Representations                                                               38
         8.2      Performance by QTTM                                                                       38
         8.3      No Force Majeure Event                                                                    38
         8.4      Consents 38
         8.5      Documents                                                                                 39
         8.6      No Proceedings                                                                            39
         8.7      Financial Matters                                                                         40

ARTICLE IX        CONDITIONS PRECEDENT OF QTTM
         9.1      Accuracy of Representations                                                               40
         9.2      Performance by RTI and RTI Selling Shareholders                                           40
         9.3      No Force Majeure Event                                                                    40
         9.4      Consents 41
         9.5      Documents                                                                                 41
         9.6      No Proceedings                                                                            42

ARTICLE X         SURVIVAL, INDEMNIFICATION AND REMEDIES
         10.1     Survival                                                                                  42
         10.2     Indemnification by RTI and RTI Selling Shareholders                                       42
         10.3     Indemnification by QTTM                                                                   42
         10.4     Notice of Indemnification Proceeding                                                      43

ARTICLE XI GENERAL PROVISIONS
         11.1     Arbitration, Attornment                                                                   43
         11.2     Assignments, Inurement, and Third Party Rights                                            43
         11.3     Confidentiality                                                                           44
         11.4     Counterparts                                                                              44
         11.5     Expenses 44
         11.6     Further Action                                                                            45
         11.7     Further Assurances                                                                        45
         11.8     Governing Laws; Jurisdiction                                                              45
         11.9     Language 45
         11.10    No Personal Liability                                                                     45
         11.11    Notices to Parties                                                                        46
         11.12    Public Announcements                                                                      46
         11.13    Severability                                                                              47
         11.14    Waiver                                                                                    47

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
COUNTERPART SIGNATURE PAGE - QTTM                                                                           48

COUNTERPART SIGNATURE PAGE - RTI                                                                            49

EXHIBITS                                                                                                    50

SCHEDULE "A" - RTI SHARES AND QTTM SHARES TO BE EXCHANGED                                                   58

SCHEDULE "B" - SUBSCRIPTION AGREEMENT FOR "ACCREDITED INVESTOR"
                     OR "NON - U.S. PERSON"                                                                 62
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                                [GRAPHIC OMITTED]
                                      - 1 -

                            SHARE EXCHANGE AGREEMENT

MEMORANDUM OF AGREEMENT is made as of the 31st day of August, 2005,

                                    BETWEEN:

     QUANTITATIVE METHODS CORPORATION, a corporation existing under the laws of the State of Nevada (hereinafter referred to as "QTTM")

                                      AND:

     ROADVISION TECHNOLOGIES INC., a corporation existing under the laws of Canada (hereinafter referred to as "RTI")

                                      AND:

     The Shareholders of Roadvision Technologies Inc., hereinafter referred to as (collectively, the "RTI Selling Shareholders", and individually a ("RTI
Selling Shareholder").

                                    RECITALS

     WHEREAS, Quantitative Methods Corporation, "(QTTM"), is a public company, having an address at 70 de Navarre Crescent, St-Lambert, Quebec, Canada J4S 1Y6.
QTTM is a reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended, and whose common stock is traded on the OTC Bulletin Board
("OTCBB"), under the symbol "QTTM"; and

     WHEREAS, Roadvision Technologies Inc., ("RTI"), is a private Canadian company, having an office address at 7575 Trans-Canada Highway, Suite 500, Montreal, Quebec, Canada H4T 1V6. RTI is a company that develops and provides micromanagement hardware and software solutions in vehicle fleet operation management; and

     WHEREAS, The Shareholders of Roadvision Technologies Inc. ("RTI Selling
Shareholders"), as set forth on Schedule "A" affixed hereto, are cumulatively the beneficial owners of all of the issued and outstanding shares (100%) of Roadvision Technologies Inc; and

     WHEREAS, QTTM desires to acquire, from RTI Selling Shareholders, 100% of the issued and outstanding shares of common stock of RTI; in exchange for 7,250,000 authorized but unissued shares of the $ 0.001 par value common stock of QTTM, pursuant to a plan of reorganization within the meaning of IR CODE
(1986), Section 368 (a)(1)(B), as amended; and

     WHEREAS, RTI Selling Shareholders desire to exchange 100% of the issued and outstanding shares of the common stock of RTI, currently owned by RTI Selling
Shareholders in exchange for said 7,250,000 shares of QTTM's Common Stock to be issued on the Closing Date. Said QTTM Shares shall constitute 42% of the issued

                                       1


and outstanding shares of QTTM's Common Stock immediately after the closing of the transactions contemplated herein.

     NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements provided in this Agreement and for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and to consummate the foregoing plan of reorganization, the parties hereby adopt said plan of organization and agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1    Definitions.

In this Agreement, unless the subject matter or context otherwise requires, the following terms shall have the respective meanings set forth below and grammatical variations of such terms shall have corresponding meanings:

       "Accredited Investor" has the meaning set forth in as defined in Rule 501 of Regulation D, as amended, under the Securities Act and set forth on Schedule B.

       "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with the indicated Person.

       "Agreement" means this Share Exchange Agreement, including all Exhibits and Schedules hereto, among QTTM, RTI, and RTI Selling Shareholders, as this Agreement may be from time to time amended, modified and/or supplemented.

       "Business Day" means any day on which commercial banks are generally open for business in Nevada and Quebec, Canada, other than Saturday, a Sunday or a day observed as a holiday in Nevada, or in Quebec, Canada.

       "CAD Dollars or CAD $" means the currency of Canada.

       "CAD GAAP" means, with respect to any Person, Canadian generally accepted accounting principles applied on a consistent basis with such Person's past practices.

       "Closing" means the consummation of the Agreement and each of the Transaction Documents on or before August 31st, 2005.

       "Closing Date" means on or before August 31st, 2005 or any other date that the parties hereto agree to in writing.

       "Commission" means the United States Securities and Exchange Commission or any other federal agency then administering the Securities Act.

       "Environmental Law" means all applicable Laws or other requirement relating to the protection of the environment, natural resources, and public or employee health and safety.

       "Environmental Permit" means all licenses, permits, authorizations, certificates, registrations, approvals, and consents necessary under Environmental Laws or Orders.

       "Exchange" has the meaning set forth in Article 2.1.

       "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

       "Exhibit" means the several exhibits referred to and identified in herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

       "Governmental Entity" means any

       (a) any domestic or foreign, federal, national, state, provincial, regional, municipal, international, multinational, local or other government, government or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign,

       (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or

       (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under of for the account of any of the foregoing.

       "Indebtedness" means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

       "Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

       "IR CODE" means the Internal Revenue Code of 1986, as amended.

       "IT ACT" means the Income Tax Act (Canada).

       "Law" means, with respect to any Person, any domestic or foreign, federal, national, state, provincial, regional, municipal, international, multinational, local or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

       "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Laws.

       "Licensed Intellectual Property means any license and other contracts granting a license or other right to use Intellectual Property.

     "Material Contract" means, when used in connection with QTTM or RTI, any and all agreements, contracts, arrangements, licenses, franchise, lease transaction, commitments or other right or obligation, of QTTM or RTI.

     "Material Adverse Change" means, when used in connection with QTTM or RTI, any change, event or occurrence that is, or would reasonably be expected to be, material and adverse to the financial condition, business, assets (including intangible assets) or results of operations of such party and its subsidiaries taken as a whole other than any change, event or occurrence relating to the Canadian or United States' economy or securities markets in general or related to the announcement of this Agreement and the transactions contemplated herein.

       "Material Adverse Effect" means, when used with respect to QTTM or RTI, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to

       (a) have a material adverse effect on the business, assets, financial condition or results of operations of QTTM or the RTI, as the case may be, in each case taken as a whole or

       (b) materially impair the ability of QTTM or the RTI, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from

              (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement,

              (ii) changes in the United States securities markets generally, or

              (iii)changes in general economic, currency exchange rate,
                   political or regulatory conditions in industries in which QTTM or RTI, as the case may be, operate;

       "Order" means any award, decision, decree, injunction, judgment, order, ruling, subpoena, writ, judgment, determination, award or verdict entered, issued, made, or rendered by any Governmental Entity.

       "Organizational Documents" means

       (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation;

       (b) the partnership agreement and any statement of partnership of a general partnership;

       (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership;

       (d) the articles or certificate of formation and operating agreement of a limited liability company;

       (e) other document performing a similar function to the documents specified in clauses; a), b), c) and d) adopted or filed in connection with the creation, formation or organization of a Person; and

       (f)    any and all amendments to any of the foregoing.

       "Permitted Lien" means

       (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves;

       (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves;

       (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and

       (d)    Liens that would not have a Material Adverse Effect.

       "Person" means any individual, firm, company, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

       "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity.

       "QTTM Balance Sheet" means QTTM's audited balance sheet as at December
        31, 2004.

       "QTTM Board" means the Board of Directors of QTTM.

       "QTTM Common Stock" means the shares of common stock in the capital of QTTM, par value US $0.001 per share.

       "QTTM Shares" means the aggregate number of QTTM Common Stock being issued to RTI Selling Shareholders at the Closing Date.

       "Regulation S" means Regulation S under the Securities Act, as the same may be amended from time to time, or any successor statute.

       "RTI Balance Sheet" means RTI's unaudited balance sheet as at March 31st, 2005.

       "RTI Board" means the Board of Directors of RTI.

       "RTI Shares" means 7,250,000 issued and outstanding Class A common shares in the capital of RTI.

       "Schedule" means the several schedules referred to and identified in herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

       "Section 4(2)" means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

       "Securities Act" means the United States Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

       "Share Exchange" means the transfer, by the RTI Selling Shareholders of the RTI Shares to QTTM in exchange for issuance, by QTTM, of the QTTM Shares directly to RTI Selling Shareholders.

       "Share Exchange Agreement" means the Agreement made as of the 31st of August 2005 among QTTM, RTI, RTI Selling Shareholders, as amended, supplemented and/or restated in accordance therewith prior to the Closing Date.

       "Subscription Agreement" means the Subscription Agreement, set forth in Schedule B, among RTI Selling Shareholders and QTTM.

       "Tax" and "Taxes" means, with respect to any entity, all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value-added taxes, transfer taxes, commercial rent taxes, registration taxes, title taxes, paid-up capital taxes, intangibles taxes, franchise taxes, license taxes, withholding taxes, recording taxes, personal property taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, real property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, Quebec sales tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing.

       "Tax Group" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which QTTM is now or was formerly a member.

       "Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

       "Transaction Documents" means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

       "U.S." means the United States of America.

       "U.S. Dollars or U.S. $" means the currency of the United States of America.

       "US GAAP" means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person's past practices.

       "U.S. Person" has the meaning set forth in Regulation S under the Securities Act and set forth on Schedule C hereto.

1.2    Article Headings, Construction, etc.

The division of this Agreement into Articles, sections and other portions and the insertion of paragraph headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or letter refer to the corresponding Article or Section of this Agreement. Unless otherwise indicated, the terms "this Agreement", "hereof", "herein", and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section, or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3    Number, Gender, etc.

All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender shall include all genders.

1.4    Currency.

Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

1.5    Date for Any Action.

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6    Entire Agreement and Modification.

This Agreement and each and every Transaction Document referred to herein constitutes the complete and exclusive statement of the terms of the Share Exchange Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

1.7    Schedules.

The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form an integral part hereof:

SCHEDULE "A" - RTI SHARES AND QTTM SHARES TO BE EXCHANGED

SCHEDULE "B" - SUBSCRIPTION AGREEMENT FOR "ACCREDITED INVESTOR" OR "NON-U.S. PERSON"

1.8    Accounting Matters.

Unless otherwise stated, all accounting terms used in this Agreement in respect of RTI shall have the meanings attributable thereto under CAD GAAP and all determinations of an accounting nature required to be made in respect of RTI shall be made in a manner consistent with CAD GAAP and past practice.

Unless otherwise stated, all accounting terms used in this Agreement in respect of QTTM shall have the meanings attributable thereto under US GAAP and all determinations of an accounting nature required to be made in respect of QTTM shall be made in a manner consistent with US GAAP and past practice.

1.9    Knowledge.

In this Agreement, each reference herein to the knowledge of a party means, unless otherwise indicated, the actual knowledge of such party after due inquiry from an officer responsible for the matter being represented.

                                   ARTICLE II
                 EXCHANGE OF SECURITIES AND SHARE CONSIDERATION

2.1    Share Exchange.

      2.1.1 Issuance of QTTM Shares. On the Closing Date, QTTM agrees to issue to RTI Selling Shareholders the respective amounts set forth in Schedule "A" and in consideration therefor, subject to Article 2.2, of fully paid and nonassessable unregistered shares of the QTTM Common Stock, the whole in accordance with the terms and conditions of this Agreement.

      2.1.2 Transfer of RTI Shares. On the Closing Date, each RTI Selling Shareholder shall deliver to QTTM all of the issued and outstanding Class A common shares (100%) of RTI, in exchange and concurrent with the issuance of QTTM's Common Stock, as described above, the whole in accordance with the terms and conditions of this Agreement.

2.2    Withholding.

QTTM shall be entitled to deduct and withhold from QTTM Shares otherwise payable pursuant to this Agreement to any RTI Selling Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the IR CODE or any provision of state, local, provincial or foreign tax Laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to RTI Selling Shareholder in respect of which such deduction and withholding was made.

2.3    Reorganization - Section 368.

For U.S. federal income tax purposes, the Exchange is intended to constitute a "reorganization" within the meaning of Section 368(a)(1)(B), as amended, of the IR CODE. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Exchange as a reorganization under Section 368 of the IR CODE or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each

       (a) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and

       (b) is responsible for paying its own Tax, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the IR CODE.

2.4    Directors of QTTM at Closing.

On or prior to the Closing Date, and effective on the Closing Date, the current directors of QTTM shall appoint, Demetrius Manolakos and Michel Roy, as additional members to the QTTM Board. All current and newly appointed members shall remain on the QTTM Board until successors are duly elected or appointed and qualified in accordance with applicable Law.

2.5    Capitalization of QTTM at Closing.

On the Closing Date, there will be 17,550,000 issued and outstanding shares of QTTM Common Stock.

                                   ARTICLE III
                                     CLOSING

3.1    Closing Location.

The Closing of the Share Exchange Agreement and each of the Transaction Documents shall take place at the offices of RTI or at such other location as the parties mutually agreed upon.

3.2    Closing Date.

The Closing of this Agreement and all deliverables hereunder shall occur upon execution of this Agreement on or before the 31st day of August 2005 or at such time as all of the closing conditions set forth in Articles 8 and 9 have been satisfied or waived (the "Closing Date").

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF RTI SELLING SHAREHOLDERS

4.1    Generally.

Each RTI Selling Shareholder severally, and not jointly, hereby represents and warrants in favor of QTTM as follows and acknowledges that QTTM is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

       4.1.1 Authority. Such RTI Selling Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such RTI Selling Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such RTI Selling Shareholder is a party, and to perform such RTI Selling Shareholder's obligations under this Agreement and each of the Transaction Documents to which such RTI Selling Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which such RTI Selling Shareholder is a party shall be, duly and validly authorized and approved, executed and delivered by such RTI Selling Shareholder. Assuming this Agreement and each of the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such RTI Selling Shareholder, this Agreement is, and each of the Transaction Documents to which such RTI Selling Shareholder is a party have been, duly authorized, executed and delivered by such RTI Selling Shareholder and constitutes the legal, valid and binding obligation of such RTI Selling Shareholder, enforceable against such RTI Selling Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors' rights generally.

       4.1.2 No Conflict. Neither the execution or delivery by such RTI Selling Shareholder of this Agreement or any Transaction Document to which such RTI Selling Shareholder is a party, nor the consummation or performance by such RTI Selling Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly,

              (a) contravene, conflict with, or result in a violation of any provision of the Organization Documents of such RTI Selling Shareholder (if such RTI Selling Shareholder is not a natural Person);

              (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such RTI Selling Shareholder is a party or by which the properties or assets of such RTI Selling Shareholder are bound; or

              (c) contravene, conflict with, or result in a violation of, any Law or Order to which such RTI Selling Shareholder, or any of the properties or assets of such RTI Selling Shareholder, may be subject.

       4.1.3 Ownership of RTI Shares. Such RTI Selling Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to QTTM pursuant to this Agreement, such RTI Selling Shareholder's Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such RTI Selling Shareholder is a party or by which such RTI Selling Shareholder or such RTI Selling Shareholder's Shares are bound with respect to the issuance, sale, transfer, voting or registration of such RTI Selling Shareholder's Shares. At the Closing Date, QTTM will acquire good, valid and marketable title to such RTI Selling Shareholder's Shares free and clear of any and all Liens.

       4.1.4 Litigation. There is no pending Proceeding against such RTI Selling Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such RTI Selling Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

       4.1.5 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such RTI Selling Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such RTI Selling Shareholder will indemnify and hold QTTM and RTI and their respective directors and officers harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2    Investment Representations.

Each RTI Selling Shareholder severally and not jointly, hereby represents and warrants to QTTM:

       4.2.1 Acknowledgement of Restricted Securities. Each RTI Selling Shareholder understands and agrees that QTTM Shares to be issued pursuant to this Agreement are characterized as "restricted securities" and have not been registered under the Securities Act or the securities laws of any state of the U.S. inasmuch as they are being acquired from QTTM in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act or Regulation S for offers and sales of securities outside the U.S.

       4.2.2 Status. By the execution of this Agreement, each RTI Selling Shareholder, severally and not jointly, represents and warrants to QTTM as indicated on the signature page to this Agreement, either that:

              (a)   such RTI Selling Shareholder is an Accredited Investor; or

              (b)   such RTI Selling Shareholder is not a U.S. Person.

              Each RTI Selling Shareholder severally understands that QTTM Shares are being offered and sold to such RTI Selling Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such RTI Selling Shareholder set forth in this Agreement, in order that QTTM may determine the applicability and availability of the exemptions from registration of QTTM Shares on which QTTM is relying.

       4.2.3 Additional Representations and Warranties of Accredited Investors. Each RTI Selling Shareholder, severally and not jointly, makes the representations and warranties to QTTM that such RTI Selling Shareholder is an Accredited Investor as indicated on the Acknowledgement page of Appendix A, of the Subscription Agreement.

      4.2.4 Additional Representations and Warranties of Non - U.S. Persons. Each RTI Selling Shareholder, severally and not jointly, makes the representations and warranties to QTTM that such RTI Selling Shareholder is not a U.S. Person as indicated on the Acknowledgement page of Appendix B, of the Subscription Agreement.

       4.2.5 Stock Legends. Each RTI Selling Shareholder hereby agrees with QTTM as follows:

              (a) Securities Act Legend - Accredited Investors. The certificates evidencing QTTM Shares issued to those RTI Selling Shareholders who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following legend:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT

                    (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE
                          SECURITIES LAWS; OR

                    (ii) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

              (b) Securities Act Legend - Non - U.S. Persons. The certificates evidencing QTTM Shares issued to those RTI Selling Shareholders who are not U.S. Persons, and each certificate issued in transfer thereof, will bear the following legend:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT

                    (i) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED
                          ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED; OR

                    (ii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE
                          SECURITIES LAWS; OR

                    (iii) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE
                          REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE

                          HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

              (c) Other Legends. The certificates representing such QTTM Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Laws, including, without limitation, any U.S. state corporate and state securities law, or contract.

              (d) Opinion. No RTI Selling Shareholder will transfer any or all of QTTM Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such RTI Selling Shareholder's QTTM Shares, without first providing QTTM with an opinion of counsel (which counsel and opinion are reasonably satisfactory to QTTM) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

              (e) Consent. Each RTI Selling Shareholder understands and acknowledges that QTTM may refuse to transfer QTTM Shares, unless such RTI Selling Shareholder complies with this
                    Article 4.2.5 and any other restrictions on transferability set forth in the Subscription Agreement. Each RTI Selling Shareholder consents to QTTM making a notation on its records or giving instructions to any transfer agent of QTTM's Common Stock in order to implement the restrictions on transfer of QTTM Shares.

4.3    Registration Rights.

No RTI Selling Shareholder has any right to compel QTTM to register or otherwise qualify such securities for public sale in Canada or the U.S.

4.4    Purchase Entirely for Own Account.

The QTTM Shares to be received by such RTI Selling Shareholder hereunder will be acquired for such RTI Selling Shareholder's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such RTI Selling Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such RTI Selling Shareholder's right at all times to sell or otherwise dispose of all or any part of such QTTM Shares in compliance with applicable federal and state securities laws and in compliance with this Agreement and each of the Transaction Documents. Nothing contained herein shall be deemed a representation or warranty by such RTI Selling Shareholder to hold the QTTM Shares for any period of time. Such RTI Selling Shareholder is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered

4.5    Investment Experience.

Such RTI Selling Shareholder acknowledges that it can bear the economic risk and complete loss of its investment in the QTTM Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.6    Independent Nature of RTI Selling Shareholders' Obligations and Rights.

The obligations of each RTI Selling Shareholder under this Agreement and any Transaction Documents are several and not joint with the obligations of any other RTI Selling Shareholder, and no RTI Selling Shareholder shall be responsible in any way for the performance of the obligations of any other RTI Selling Shareholder under this Agreement and any Transaction Documents. The decision of each RTI Selling Shareholder to purchase QTTM Shares pursuant to this Agreement has been made by such RTI Selling Shareholder independently of any other RTI Selling Shareholder. Nothing contained in this Agreement or in any Transaction Document, and no action taken by any RTI Selling Shareholder pursuant thereto, shall be deemed to constitute the RTI Selling Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the RTI Selling Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or in any Transaction Documents. Each RTI Selling Shareholder acknowledges that no other RTI Selling Shareholder has acted as agent for such RTI Selling Shareholder in connection with making its investment hereunder and that no RTI Selling Shareholder will be acting as agent of such RTI Selling Shareholder in connection with monitoring its investment in the QTTM or enforcing its rights under this Agreement. Each RTI Selling Shareholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other RTI Selling Shareholder to be joined as an additional party in any proceeding for such purpose.

4.7    No General Solicitation.

Such RTI Selling Shareholder did not learn of the investment in the QTTM Shares as a result of any public advertising or general solicitation.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF RTI

RTI represents and warrants to and in favour of QTTM as follows and acknowledges that QTTM is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

5.1    Organization and Qualification.

RTI is duly incorporated under the laws of Canada, is validly subsisting and has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it. To enter into this Agreement and to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority and power, governmental licenses, authorizations, consents or approvals would not, in the aggregate, either

       (a) have a material adverse effect on the business, assets, financial condition, or prospects of RTI, or

       (b) materially impair the ability of RTI and RTI Selling Shareholders each to perform their material obligations under this Agreement (any of such effects or impairments, a "Material Adverse Effect"). RTI is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth in Exhibit 5.1 is a list of those jurisdictions in which RTI presently conducts its business, owns, holds and operates its properties and assets.

5.2    Subsidiaries.

RTI does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3    Organizational Documents.

True, correct and complete copies of the Organizational Documents of RTI have been delivered to QTTM prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. RTI is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

5.4    Authorization and Validity.

The recording of the transfer of the RTI Shares and the delivery of new certificates representing the RTI Shares in the name of QTTM are within RTI's corporate powers, have been duly authorized by all necessary corporate action, do not require from the RTI Board or RTI Selling Shareholders any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or Governmental Entity. RTI has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which RTI is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which RTI is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which RTI is a party. The execution, delivery and performance by RTI of this Agreement and each of the Transaction Documents to which RTI is a party have been duly authorized by all necessary corporate action and do not require from RTI Board or the stockholders of RTI any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by RTI of this Agreement and each of the Transaction Documents to which RTI is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Entity or other Person other than such customary filing with Industry Canada regarding Notification to Acquire Control of an Existing Canadian Business under the Investment Canada Act for transactions of the type contemplated by this Agreement, except for those that, if not obtained or made would not have a Material Adverse Effect.

5.5    No Violation.

Neither the execution nor the delivery by RTI of this Agreement or any Transaction Document to which RTI is a party, nor the consummation or performance by RTI of the transactions contemplated hereby or thereby will, directly or indirectly,

      (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of RTI;

      (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which RTI is a party or by which the properties or assets of RTI are bound;

      (c) contravene, conflict with, or result in a violation of, any Law or Order to which RTI, or any of the properties or assets owned or used by RTI, may be subject; or

      (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by RTI or that otherwise relate to the business of, or any of the properties or assets owned or used by, RTI, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

5.6    Binding Obligations.

Assuming this Agreement and each of the Transaction Documents have been duly and validly authorized, executed and delivered by QTTM, and RTI Selling Shareholders, this Agreement and each of the Transaction Documents to which RTI is a party, have been duly authorized, executed and delivered by RTI and constitutes the legal, valid and binding obligations of RTI, enforceable against RTI in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors rights generally, and to the fact that the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency.

5.7    Capitalization and Related Matters.

       5.7.1 Capitalization. RTI is authorized by its charter and applicable Law to issue an unlimited number of RTI Shares. As of July 31, 2005, there were 7,250,000 RTI Shares issued and outstanding. All issued and outstanding shares of RTI's Shares are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. There are no outstanding options, warrants, calls, subscription rights, conversion privileges or rights (including any preemptive, or contingent or otherwise), purchase agreements, participation agreements, exchange rights or other securities or contracts that could require RTI to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of RTI.

      5.7.2 No Redemption Requirement. There are no outstanding contractual obligations (contingent or otherwise) of RTI to retire, repurchase, redeem or otherwise acquire any outstanding securities, or other ownership interests in, RTI or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

      5.7.3 Duly Authorized. The RTI Shares have been validly issued and are fully paid and nonassessable and the exchange and transfer of the RTI Shares has been duly authorized in accordance with the terms of this Agreement.

5.8    RTI Selling Shareholders.

Schedule A contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding RTI Shares. Except as expressly provided in this Agreement, no holder of RTI Shares or any other security of RTI or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise. There is no voting trust, agreement or arrangement among any of RTI Selling Shareholders of any RTI Shares affecting the exercise of the voting rights of any such common stock.

5.9    Compliance with Laws and Other Instruments.

Except as would not have a Material Adverse Effect, the business and operations of RTI have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, RTI has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting RTI. To the knowledge of RTI, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, RTI is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of RTI, any event or circumstance relating to RTI that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits RTI from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

5.10   Certain Proceedings.

There is no pending Proceeding that has been commenced against RTI and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the knowledge of RTI, no such Proceeding has been threatened.

5.11   Brokers or Finders.

No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against RTI for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and RTI will indemnify and hold QTTM, and QTTM's directors and officers, harmless against any liability or expense arising out of, or in connection with, any such claim.

5.12   No Directed Selling Efforts or General Solicitation.

RTI, nor any Person acting on its or their behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

5.13   No Integrated Offering.

RTI, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any RTI security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by QTTM on
Section 4(2) or Regulation S for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

5.14   Absence of Undisclosed Liabilities.

Except as disclosed in the RTI Balance Sheet, set forth in Exhibit 5.27, RTI has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to
RTI) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on RTI Balance Sheet. RTI has not incurred any liabilities or obligations under agreements entered into, except in the usual and ordinary course of business since April 1st, 2005. RTI Balance Sheet provides a true and fair view of the assets and liabilities (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to RTI as at March 31st, 2005.

5.15   Absence of Certain Changes or Events.

Since April 1st, 2005, through to the date hereof, RTI has conducted its business in the usual and ordinary course of business, consistent with past practice and has not entered into any transaction, except for this Agreement, or:

      5.15.1 Accounting. changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by CAD GAAP;

      5.15.2 Acquisitions. acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

      5.15.3 Adverse Changes. suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

      5.15.4 Agreements. entered into any agreement or arrangement, or otherwise obligated itself, to take action which, if taken prior to the date of hereof, would have any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made;

      5.15.5 Assets or Property. acquired or sold its assets or property aggregating five percent or more of RTI's total consolidated property and assets as at April 1st, 2005, other than in the usual and ordinary course of business consistent with past practice;

      5.15.6 Benefit Arrangements. increased or modified any bonus, pension, insurance or benefit arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers;

      5.15.7 Capital Stock. issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to redeem, repurchase, or acquire any RTI Shares or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or approved, or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise, except as disclosed to QTTM;

      5.15.8 Claims. released, waived or cancelled any claims or rights relating to or affecting RTI in excess of CAD $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of CAD $10,000 in the aggregate;

      5.15.9 Compensation. increased, or modified any compensation payable or to become payable to any of its directors or officers, or any grant to any such director or officer of any increase in severance of termination pay;

      5.15.10 Discharges Liabilities. paid, discharged or satisfied any claim, obligation or liability in excess of CAD $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

      5.15.11 Dividends. declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

      5.15.12 Guarantees. guaranteed or endorsed in a material amount any obligation or net worth of any Person;

      5.15.13 Indebtedness. created, incurred, assumed or otherwise become liable for any Indebtedness in excess of CAD $10,000 in the aggregate;

      5.15.14 Liens. created or permitted to exist any Lien on any material property or asset of RTI, other than Permitted Liens;

      5.15.15  Loans.  made any loans or advances to any Person;

      5.15.16 Material Adverse Change. made a Material Adverse Change with respect to RTI;

      5.15.16 Material Contracts. entered into, amended, modified, terminated or non-renewal of any RTI Material Contract, except for termination upon expiration in accordance with the terms thereof.

5.16   Material Assets.

The financial statements of RTI, set forth in Exhibit 5.27, reflect the material properties and assets (real and personal) owned or leased by RTI.

5.17   Material Contracts.

RTI has made available to QTTM, prior to the date of this Agreement, true, correct and complete copies of each written RTI Material Contract, including each amendment, supplement and modification thereto.

      5.17.1 No Defaults. Each RTI Material Contract is a valid and binding agreement of RTI that is party thereto, and is in full force and effect. Except as would not have a Material Adverse Effect, RTI is not in breach or default of any RTI Material Contract to which it is a party and, to the knowledge of RTI, no other party to any RTI Material Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would;

               (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any RTI Material Contract; or

               (b) permit RTI or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any RTI Material Contract. RTI has not received notice of the pending or threatened cancellation, revocation or termination of any RTI Material Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any RTI Material Contract.

5.18   Labor Matters.

     5.18.1 Exhibit 5.16 contains the names and titles of all the current directors and officers and key employees of RTI, as of the date of this Agreement.

     5.18.2 RTI has employees or other Persons providing research or other services to them. Except as would not have a Material Adverse Effect, RTI has operated in accordance and is in full compliance with all applicable Laws with respect to employment and labor, including, but not limited to, employment and labor standards, occupational health and safety, employment and pay equity, workers' compensation, collective bargaining, human rights and labor relations, payment of deductions at source and other Taxes. RTI is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with respect to any of the foregoing Laws.

     5.18.3 No director, officer or employee of RTI is a party to, or is otherwise bound by any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect

               (a) the performance of his or her duties as a director, officer or employee of RTI; or

               (b) the ability of RTI to conduct its business. Following the consummation of the transactions contemplated by this Agreement, RTI shall sign an employment agreement with each of its key employees.

5.19   Tax Matters.

      5.19.1 Tax Returns. Except in respect for the current taxation year (which return is not yet due) and any income tax return which is required to be filed as a result of or in connection with the transactions contemplated herein, RTI has duly filed in the prescribed manner with the appropriate Governmental Entity, or caused to be filed, on a timely basis, all material Tax Returns required to be filed by or on behalf of RTI and have paid or remitted, or caused to be paid, on a timely basis, all amounts of Taxes, including installments or prepayments of Taxes, which are required to have been paid (whether or not reflected on any Tax Return); to the appropriate Governmental Entity.

      5.19.2 RTI has provided to QTTM true, correct and complete copies of all Tax Returns and all correspondence (including examination reports and statement of deficiencies), to or from a Governmental Entity relating to the Taxes of RTI, with respect to periods or events of which the Government Entity may by Law assess or otherwise impose any such Tax.

      5.19.3 RTI has duly and timely withheld all Taxes and other amounts required by Law to be by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any employees, directors or officers and any non-resident Person), and has duly and timely remitted to the appropriate Governmental Entity such Taxes and other amounts required by Law to be remitted by it.

      5.19.4 There are no Liens with respect to Taxes on RTI's property or assets other than Permitted Liens; and no Governmental Entity in any jurisdiction has made a claim, assertion or threat to RTI that RTI is or may be subject to taxation by such jurisdiction.

      5.19.5 No Disputes. RTI has not received any written notification of assessment of any pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of RTI, nor is any such claim or dispute pending or contemplated by the Canada Revenue Agency, the U.S. Internal Revenue Service or any other taxing authority, including, without limitation, any sales and customs tax authority and no waiver of a limitation period or statute of limitations or extension of time within which

               (a) to file a Tax Return has been given or requested with respect to RTI;

               (b) to file any elections, designations or similar filings relating to Taxes for which RTI is or may be liable;

               (c) RTI is required to pay or remit any Taxes or amounts on account of Taxes; or

               (d) any Governmental Entity may assess or collect Taxes for which RTI is or may be liable;

               (e) all liability of RTI for income taxes has been assessed for the fiscal year ended March 31st, 2005. To the best of the knowledge of RTI, there are not threats of assessments or other proceedings, negotiations or investigations against RTI or any contingent liability for Taxes.

      5.19.6 There are no Tax rulings, requests for rulings, or closing agreements relating to RTI for any period (or portion of a period) that would affect any period after the date hereof.

5.20   Insurance Coverage.

Following the consummation of the transactions contemplated by this Agreement, RTI shall obtain adequate insurance covering its properties, assets and operations against all risks, claims and liabilities for comparably situated companies in the industry in which RTI operates, which is sufficient for compliance with all applicable Laws and RTI Material Contracts. RTI shall in addition acquire adequate directors and officer's liability insurance for each and every director and officer of RTI and insurance on the life of its key employee, the Senior Technology Officer.

5.21   Litigation; Orders.

There is no Proceeding in Canada in any federal, provincial or local forum, or in the United States in any federal, state or local forum, or in any foreign country or other jurisdiction, pending or, to the knowledge of RTI, threatened against or affecting RTI or RTI's properties, assets, business or employees. To the knowledge of RTI, there is no fact that might result in or form the basis for any such Proceeding. RTI is not subject to any Orders.

5.22   Licenses, etc.

Except as would not have a Material Adverse Effect, RTI possesses or has obtained and is in compliance with, all licenses, permits, certificates, approvals and other authorizations or rights of and from any Governmental Entity, necessary to engage in its business as currently conducted and to permit RTI to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "RTI Permits"). RTI has not received notice from any Governmental Entity or other Person that there is lacking any license, permit, certificate, approval and other authorization or right necessary for RTI to engage in its business as currently conducted and to permit RTI to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the RTI Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time):

       (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any RTI Permit; or

       (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any RTI Permit. RTI has not received notice from any Governmental Entity or any other Person regarding:

              (i) any actual, alleged, possible or potential contravention of any RTI Permit; or

              (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any RTI Permit. All applications required to have been filed for the renewal of such RTI Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such RTI Permits have been duly made on a timely basis with the appropriate Persons. All RTI Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

5.23   Interested Party Transactions.

No officer, director or shareholder of RTI or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly,

       (a)    An interest in any Person which

              (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by RTI, or

              (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish RTI any goods or services; or

       (b) a beneficial interest in any contract or agreement to which RTI is a party or by which it may be bound or affected.

5.24   Governmental Inquiries.

RTI has provided to QTTM a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by RTI from any Governmental Entity, and RTI's response thereto, and each material written statement, report or other document filed by RTI with any Governmental Entity.

5.25   Financial Institutions.

Exhibit 5.25 sets forth the name and location of each bank, trust company and other financial institution in which RTI maintains and uses an account, as well as the name of each Person authorized to draw thereon or access information thereto on behalf of RTI. RTI does not own or use a money on deposit account or a safety deposit box, in its business as presently conducted.

5.26   Intellectual Property.

      5.26.1 Following the consummation of the transactions contemplated by this Agreement, RTI shall commence the registration and application process to obtain all necessary Intellectual Property rights which are material to RTI's business as presently conducted, or proposed to be developed and conducted.

      5.26.2 RTI has the right to use the Licensed Intellectual Property used in RTI's business as currently conducted. RTI does not violate, infringe upon, or otherwise act adversely to any right or claimed right with respect to Licensed Intellectual Property of any other Person. RTI has not received any written notice and or claim challenging RTI's use of ownership and validity of the Licensed Intellectual Property.

5.27   Title and Condition of Properties.

Except as would not have a Material Adverse Effect, RTI owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens.

5.28   Books and Records.

The books, records and accounts of RTI, in all material respects,

       (a) have been maintained in accordance with good business practices on a basis consistent with prior years,

       (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of RTI and have been maintained in accordance with good business practices on a basis consistent with prior years,

       (c) accurately and fairly reflect the basis for the RTI financial statements. RTI has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that,

              (i) transactions are executed in accordance with management's general or specific authorization; and

              (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with CAD GAAP or any other criteria applicable to such statements and to maintain accountability for assets.

5.29   Financial Statements.

Set forth in Exhibit 5.29 are the unaudited financial statements of RTI as at March 31st, 2005, which have been prepared and reviewed by management, and have not been certified or audited by a Certified Public Accountant. The unaudited financial statements for RTI as at the 12-month period ended March 31st, 2005 and the unaudited financial statements for any subsequent interim period have been prepared in accordance with CAD GAAP (subject, in the case of unaudited interim financial statements, to the absence of footnotes required by such principles and normal year-end adjustments), the requirements of applicable Governmental Entities; such financial statements present fairly, in all material respects, the financial condition and results of operations of RTI as of the respective dates thereof and for the respective periods covered thereby. RTI will provide, immediately following the Closing, the audited financial statements in accordance with the applicable securities Laws, required to consummate the transactions in accordance with this Agreement.

5.30   Stock Option Plans, Employee Benefits.

      5.30.1 RTI has no stock option plans providing for the grant by RTI of stock options to directors, officers or employees.

      5.30.2 RTI has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided RTI.

      5.30.3 Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of RTI, will result in

               (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from RTI,

               (b) any increase in the amount of compensation or benefits payable to any such individual or,

               (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of RTI provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of RTI.

5.31   Environmental and Safety Matters.

RTI has at all time been and is in compliance with all applicable requirements of the Canadian Environmental Protection Act, 1999, (Canada), and all other Environmental Laws applicable to RTI.

      5.31.1 There are no Proceedings pending or threatened against RTI alleging the violation of any Environmental Laws or Environmental Permit applicable to RTI or alleging that RTI is a potentially responsible party for any environmental site contamination.

      5.31.2 Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Entity or third Persons under any Environmental Laws applicable to RTI.

5.32   Money Laundering Laws.

The operations of RTI is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, 2000, (Canada), the money laundering statutes of all Canadian and non-Canadian jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the "Money Laundering Laws") and no Proceeding involving RTI with respect to the Money Laundering Laws is pending or, to the knowledge of RTI, threatened.

5.33   Board Recommendation.

RTI Board, by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of RTI Selling Shareholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF QTTM

QTTM represents and warrants to and in favor of RTI as follows and acknowledges that RTI and RTI Selling Shareholders are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

6.1    Organization and Qualification.

QTTM is duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it. To enter into this Agreement and to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority and power, governmental licenses, authorizations, consents or approvals would not, in the aggregate, either

       (a) have a material adverse effect on the business, assets, financial condition, or prospects of QTTM, or

       (b) materially impair the ability of QTTM to perform its material obligations under this Agreement (any of such effects or impairments, a "Material Adverse Effect"). QTTM is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held, or operated makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Set forth in Exhibit 6.1 list of those jurisdictions in which QTTM presently conducts its business, owns, holds and operates its properties and assets.

6.2    Subsidiaries.

QTTM does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.3    Organizational Documents.

True, correct and complete copies of the Organizational Documents of QTTM have been delivered to RTI prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. QTTM is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

6.4    Authorization and Validity.

QTTM has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which QTTM is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which QTTM is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which QTTM is a party. The execution, delivery and performance by QTTM of this Agreement and each of the Transaction Documents to which QTTM is a party have been duly authorized by all necessary corporate action and do not require from QTTM Board or the stockholders of QTTM any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by QTTM of this Agreement and each of the Transaction Documents to which QTTM is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Entity or other Person other than such customary filings with the Commission for transactions of the type contemplated by this Agreement, except for those that, if not obtained or made would not have a Material Adverse Effect.

6.5    No Violation.

Neither the execution nor the delivery by QTTM of this Agreement or any Transaction Document to which QTTM is a party, nor the consummation or performance by QTTM of the transactions contemplated hereby or thereby will, directly or indirectly,

      (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of QTTM;

      (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which QTTM is a party or by which the properties or assets of QTTM are bound;

      (c) contravene, conflict with, or result in a violation of, any Law or Order to which QTTM, or any of the properties or assets owned or used by QTTM may be subject; or

      (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by QTTM or that otherwise relate to the business of, or any of the properties or assets owned or used by, QTTM, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6    Binding Obligations.

Assuming this Agreement and each of the Transaction Documents have been duly and validly authorized, executed and delivered by RTI, and RTI Selling Shareholders, this Agreement and each of the Transaction Documents to which QTTM is a party, have been duly authorized, executed and delivered by QTTM and constitutes the legal, valid and binding obligations of QTTM, enforceable against QTTM in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors rights generally, and to the fact that the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency.

6.7    Securities Laws.

Assuming the accuracy of the representations and warranties of RTI Selling Shareholders contained in Article 4 and Appendix A or B in Schedule B, the issuance of QTTM Shares pursuant to this Agreement are:

       (a) exempt from the registration and prospectus delivery requirements of the Securities Act,

       (b) have been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities laws, and from the registration and prospectus delivery requirements of the Securities Act,

       (c) accomplished in conformity with all other applicable federal and state securities laws.

6.8    Capitalization and Related Matters.

      6.8.1    Capitalization.
               The authorized capital stock of QTTM consists of 25,000,000 shares of $ 0.001 par value common stock, of which 10,300,000 shares are currently issued and outstanding. All issued and outstanding shares of QTTM's Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. At the Closing Date, QTTM will have sufficient authorized and unissued QTTM's Common Stock to consummate the transactions contemplated hereby. There are no outstanding options, warrants, calls, subscription rights, conversion privileges or rights (including any preemptive, or contingent or otherwise), purchase agreements, participation agreements, exchange rights or other securities or contracts that could require QTTM to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of QTTM. The issuance of all of the shares of QTTM's Common Stock described in this Article 6.8.1 have been in compliance with U.S. federal and state securities laws.

      6.8.2    No Redemption Requirements.
               There are no outstanding contractual obligations (contingent or otherwise) of QTTM to retire, repurchase, redeem or otherwise acquire any outstanding securities, or other ownership interests in, QTTM or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

      6.8.2    Duly Authorized.
               The issuance of QTTM Shares has been duly authorized and, upon delivery to RTI Selling Shareholders of certificates therefor in accordance with the terms of this Agreement, QTTM Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by RTI Selling Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

6.9    Compliance with Laws.

Except as would not have a Material Adverse Effect, the business and operations of QTTM have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, QTTM has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting QTTM. To the knowledge of QTTM, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, QTTM is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of QTTM, any event or circumstance relating to QTTM that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits QTTM from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10   Certain Proceedings.

There is no pending Proceeding that has been commenced against QTTM and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of QTTM, no such Proceeding has been threatened.

6.11   Brokers or Finders.

No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against QTTM for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and QTTM will indemnify and hold RTI, RTI's directors and officers, and RTI Selling Shareholders, harmless against any liability or expense arising out of, or in connection with, any such claim.

6.12   No Directed Selling Efforts or General Solicitation.

QTTM, nor any Person acting on its or their behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

6.13   No Integrated Offering.

QTTM, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any QTTM security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by QTTM on
Section 4(2) or Regulation S for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

6.14   Absence of Undisclosed Liabilities.

Except as disclosed in the QTTM Balance Sheet, set forth in Exhibit 6.27, QTTM has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to
QTTM) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on QTTM Balance Sheet. QTTM has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since January 1st, 2005. QTTM Balance Sheet provides a true and fair view of the assets and liabilities (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to QTTM) as at December 31st, 2004.

6.15   Absence of Certain Changes or Events.

Since January 1st, 2005 through to the date hereof, QTTM has conducted its business in the usual and ordinary course of business, consistent with past practice, and has not entered into any transaction, except for this Agreement, or:

      6.15.1 Accounting. changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by US GAAP;

      6.15.2 Acquisitions. acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

      6.15.3 Adverse Changes. suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

      6.15.4 Assets or Property. acquired or sold its assets or property aggregating five percent or more of QTTM's total consolidated property and assets as at January 1, 2005, other than in the usual and ordinary course of business consistent with past practice;

      6.15.5 Agreements. entered into any agreement or arrangement, or otherwise obligated itself, to take action which, if taken prior to the date of hereof, would have any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made;

      6.15.6 Benefit Arrangements. increased or modified any bonus, pension, insurance or benefit arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers;

      6.15.7 Capital Stock. issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to redeem, repurchase, or acquire any QTTM Shares or any other of its securities, or altered the term of any of its outstanding securities or approved, or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

      6.15.8 Claims. released, waived or cancelled any claims or rights relating to or affecting RTI in excess of US $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $10,000 in the aggregate;

      6.15.9 Compensation. increased, or modified any compensation payable or to become payable to any of its directors or officers, or any grant to any such director or officer of any increase in severance of termination pay;

      6.15.10 Discharges Liabilities. paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

      6.15.11 Dividends. declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

      6.15.12 Guarantees. guaranteed or endorsed in a material amount any obligation or net worth of any Person;

      6.15.13 Indebtedness. created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

      6.15.14 Liens. created or permitted to exist any Lien on any material property or asset of QTTM, other than Permitted Liens;

      6.15.15  Loans.  made any loans or advances to any Person;

      6.15.16 Material Adverse Change. Made a Material Adverse Change with respect to QTTM;

      6.15.17 Material Contracts. entered into, amended, modified, terminated or non-renewal of any QTTM Material Contract, except for termination upon expiration in accordance with the terms thereof;

6.16   Material Assets.

The financial statements of QTTM set forth in Exhibit 6.27 reflect the material properties and assets (real and personal) owned or leased by QTTM.

6.17   Material Contracts.

QTTM has made available to RTI, prior to the date of this Agreement, true, correct and complete copies of each written QTTM Material Contract, including each amendment, supplement and modification thereto.

      6.17.1 No Defaults. Each QTTM Material Contract is a valid and binding agreement of QTTM that is party thereto, and is in full force and effect. Except as would not have a Material Adverse Effect, QTTM is not in breach or default of any QTTM Material Contract to which it is a party and, to the knowledge of QTTM, no other party to any QTTM Material Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would

               (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any QTTM Material Contract; or

               (b) permit QTTM or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any QTTM Material Contract. QTTM has not received notice of the pending or threatened cancellation, revocation or termination of any QTTM Material Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any QTTM Material Contract.

6.18   Labor Matters.

     6.18.1 Exhibit 6.18 contains the names and titles of all the current directors and officers of QTTM, as of the date of this Agreement.

      6.18.2 QTTM has no employees or other Persons providing research or other services to them. Except as would not have a Material Adverse Effect, QTTM has operated in accordance and is in full compliance with all applicable Laws with respect to employment andlabor, including, but not limited to, employment andlabor standards, occupational health and safety, employment and pay equity, workers' compensation, collective bargaining, human rights andlabor relations, payment of Social Security and other Taxes. RTI is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with respect to any of the foregoing Laws.

      6.18.3 No director, officer or employee of QTTM is a party to, or is otherwise bound by any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect

               (a) the performance of his or her duties as a director, officer or employee of QTTM; or

               (b) the ability of QTTM to conduct its business. Each director, officer or employee of QTTM is employed on an at-will basis and QTTM has no contract with any of its employees which would interfere with QTTM's ability to discharge its employees.

6.19   Tax Matters.

      6.19.1 Tax Returns. QTTM duly filed with the appropriate Governmental Entity, or caused to be filed, on a timely basis, all material Tax Returns required to be filed by or on behalf of QTTM and have paid or remitted, or caused to be paid, on a timely basis, all amounts of Taxes, including installments or prepayments of Taxes, which are required to have been paid (whether or not reflected on any Tax Return); to the appropriate Governmental Entity.

      6.19.2 QTTM has delivered to RTI true, correct and complete copies of all Tax Returns and all correspondence (including examination reports and statement of deficiencies), to or from a Governmental Entity relating to the Taxes of QTTM, with respect to periods or events of which the Government Entity may by Law assess or otherwise impose any such Tax.

      6.19.3 QTTM has duly and timely withheld all Taxes and other amounts required by Law to be by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any employees, directors or officers and any non-resident Person), and has duly and timely remitted to the appropriate Governmental Entity such Taxes and other amounts required by Law to be remitted by it.

      6.19.4 There are no Liens with respect to Taxes on QTTM's property or assets other than Permitted Liens; and no Governmental Entity in any jurisdiction has made a claim, assertion or threat to QTTM that QTTM is or may be subject to taxation by such jurisdiction.

      6.19.5 No Disputes. QTTM has not received any written notification of assessment of any pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of QTTM, nor is any such claim or dispute pending or contemplated by the U.S. Internal Revenue Service, the Canada Revenue Agency, or any other taxing authority, including, without limitation, any sales and customs tax authority and no waiver of a limitation period or statute of limitations or extension of time within which

               (a) to file a Tax Return has been given or requested with respect to QTTM;

               (b) to file any elections, designations or similar filings relating to Taxes for which QTTM is or may be liable;

               (c) QTTM is required to pay or remit any Taxes or amounts on account of Taxes; or

               (d) any Governmental Entity may assess or collect Taxes for which QTTM is or may be liable.

               (e) all liability of QTTM for income taxes has been assessed for the fiscal year ended December 31st, 2004. To the best of the knowledge of QTTM, there are not threats of assessments or other proceedings, negotiations or investigations against QTTM or any contingent liability for Taxes.

      6.19.6 There are no Tax rulings, requests for rulings, or closing agreements relating to QTTM for any period (or portion of a period) that would affect any period after the date hereof.

6.20   Insurance Coverage.

Following the consummation of the transactions contemplated by this Agreement, QTTM shall obtain adequate directors and officer's liability insurance for each and every director and officer of QTTM.

6.21   Litigation; Orders.

There is no Proceeding in the United States in any federal, state or local forum, or in Canada in any federal, provincial or local forum, or in any foreign country or other jurisdiction, pending or, to the knowledge of QTTM, threatened against or affecting QTTM or QTTM's properties, assets, business or employees. To the knowledge of QTTM, there is no fact that might result in or form the basis for any such Proceeding. QTTM is not subject to any Orders.

6.22   Licenses.

Except as would not have a Material Adverse Effect, QTTM possesses or has obtained and is in full compliance with, all licenses, permits, certificates, approvals, and other authorizations or rights from any Governmental Entity, necessary to engage in its business as currently conducted and to permit QTTM to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "QTTM Permits"). QTTM has not received notice from any Governmental Entity or other Person that there is lacking any license, permit, certificate, approval, and other authorization or right necessary for QTTM to engage in its business as currently conducted and to permit QTTM to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, QTTM Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time):

      (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any QTTM Permit; or

      (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any QTTM Permit. QTTM has not received notice from any Governmental Entity or any other Person regarding:

               (i) any actual, alleged, possible or potential contravention of any QTTM Permit; or

               (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any QTTM Permit. All applications required to have been filed for the renewal of such QTTM Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such QTTM Permits have been duly made on a timely basis with the appropriate Persons. All QTTM Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

6.23   Interested Party Transactions.

No officer, director or stockholder of QTTM or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly,

      (a)       an interest in any Person which

               (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by QTTM, or

               (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish QTTM any goods or services; or

      (b) a beneficial interest in any contract or agreement to which QTTM is a party or by which it may be bound or affected.

6.24   Governmental Inquiries.

QTTM has provided to RTI a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by QTTM from any Governmental Entity, and QTTM's response thereto, and each material written statement, report or other document filed by QTTM with any Governmental Entity.

6.25   Financial Institutions.

QTTM does not maintain or use an account, money on deposit account or a safety deposit box in any, bank, trust company and other financial institution, in its business as presently conducted.

6.26   Intellectual Property.

QTTM does not own, use or license any Intellectual Property in its business as presently conducted.

6.27   Title and Conditions of Properties.

Except as would not have a Material Adverse Effect, QTTM owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens.

6.28   Books and Records.

The books, records and accounts of QTTM, in all material respects,

       (a) have been maintained in accordance with good business practices on a basis consistent with prior years,

       (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of QTTM and have been maintained in accordance with good business practices on a basis consistent with prior years,

       (c) accurately and fairly reflect the basis for the QTTM financial statements. QTTM has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that,

             (i) transactions are executed in accordance with management's general or specific authorization; and

             (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP or any other criteria applicable to such statements and to maintain accountability for assets.

6.29   Financial Statements.

Set forth in Exhibit 6.29 are the audited consolidated financial statements of QTTM as at and for each of the 12-month periods ended December 31st, 2004 and 2003 have been prepared, and the audited consolidated financial statements for any subsequent interim period will at the time of their filing, were prepared in accordance with US GAAP (subject in the case of unaudited interim financial statements, to the absence of footnotes required by such principles and normal year-end adjustments), the requirements of applicable Governmental Entities and rules and regulations of the Commission; such financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of QTTM as of the respective dates thereof and for the respective periods covered thereby.

6.30   SEC Documents.

QTTM has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (or such shorter period as QTTM was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") and, while not having filed all such SEC Documents prior to the expiration of any extension(s), is nevertheless current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which QTTM is a party or to which the property or assets of QTTM are subject have been appropriately filed as Schedules to the SEC Documents as and to the extent required under the Exchange Act. QTTM's Common Stock is listed on the OTC Bulletin Board, ("OTCBB"), and QTTM is not aware of any facts which would make QTTM's Common Stock ineligible for quotation on the OTCBB.

6.31   Stock Option Plans, Employee Benefits.

      6.31.1 QTTM has no stock option plans providing for the grant by QTTM of stock options to directors, officers or employees.

      6.31.2 QTTM has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided QTTM.

      6.31.3 Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of QTTM, will result in

               (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from QTTM,

               (b) any increase in the amount of compensation or benefits payable to any such individual or

               (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of QTTM provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of QTTM.

6.32   Environmental and Safety Matters.

QTTM has at all time been and is in compliance with all Environmental Laws applicable to QTTM.

      6.32.1 There are no Proceedings pending or threatened against QTTM alleging the violation of any Environmental Laws or Environmental Permit applicable to QTTM or alleging that QTTM is a potentially responsible party for any environmental site contamination.

      6.32.2 Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Entity or third Persons under any Environmental Laws applicable to QTTM.

6.33   Money Laundering Laws.

The operations of QTTM is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the "Money Laundering Laws") and no Proceeding involving QTTM with respect to the Money Laundering Laws is pending or, to the knowledge of QTTM, threatened.

6.34   Board Recommendation.

QTTM Board by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of QTTM and has duly authorized this Agreement and the transactions contemplated by this Agreement.

                                   ARTICLE VII
                                COVENANTS OF QTTM

7.1    Rule 144 Reporting.

Subject to RTI Selling Shareholders not being in material breach of the warranties and representations in Article IV and Schedule B, with a view to making available to QTTM the benefit of certain rules and regulations of the Commission which may permit the sale of QTTM Common Stock to the public without registration, from and after the Closing Date, QTTM agrees to

      7.1.1 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

      7.1.2 File with the Commission, in a timely manner, all reports and other documents required of QTTM under the Exchange Act.

7.2    Private Placement.

Assuming the accuracy of the RTI Selling Shareholders' representations and warranties in Article IV and Schedule B, the exchange of the Securities to the RTI Selling Shareholders as contemplated hereby is exempt from the registration and/or prospectus requirements, as the case may be, of the 1933 Act and of the securities laws and regulations in all applicable jurisdictions, including but not limited to the province of Quebec.

7.3    SEC Documents.

From and after the Closing Date, in the event the Commission notifies QTTM of its intent to review any SEC Document filed prior to or following the Closing Date or QTTM receives any oral or written comments from the Commission with respect to any SEC Document filed prior to or following the Closing Date, QTTM shall promptly notify RTI and RTI Selling Shareholders and RTI and RTI Selling Shareholders shall fully cooperate with QTTM.

7.4    No Assurances and Warranties.

RTI and RTI Selling Shareholders acknowledge that there can be no assurance regarding the tax consequences of this transaction, nor can there be any assurance the IR Code or IT Act (Canada) or the regulations promulgated thereunder will not be amended in such manner as to deprive them of any tax benefit that might otherwise be received. RTI and RTI Selling Shareholders are relying upon the advice of their own tax advisors with respect to the tax aspects of this transaction. No representations or warranties have been made by QTTM, or its directors or officers, affiliates or agents, as to the benefits to be derived by RTI and RTI Selling Shareholders in completing this transaction, nor have any of them made any warranty or agreement, expressed or implied, as to the tax or securities consequences of the transactions contemplated by this Agreement or the tax or securities consequences of any action pursuant to or growing out of this Agreement.

                                  ARTICLE VIII
            CONDITIONS PRECEDENT OF RTI AND RTI SELLING SHAREHOLDERS

RTI Selling Shareholders' obligation to transfer the RTI Shares and the obligations of RTI to take the other actions required to be taken by RTI in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by RTI and RTI Selling Shareholders jointly, in whole or in part):

8.1    Accuracy of Representations.

The representations and warranties of QTTM and set forth in this Agreement or in any Transaction Document or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Exhibit or Schedule. The representations and warranties of QTTM and set forth in this Agreement or in any Transaction Document or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Exhibit or Schedule.

8.2    Performance by QTTM.

      8.2.1 All of the covenants and obligations that QTTM are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

      8.2.2 Each document required to be delivered by QTTM pursuant to this Agreement must have been delivered.

8.3    No Force Majeure Event.

There shall not have been any delay, error, failure or interruption in the conduct of the business of QTTM, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited

      (a)       acts of God;

      (b)       fire or explosion;

      (c)       war, acts of terrorism or other civil unrest; or

      (d)       national emergency.

8.4    Consents.

All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by QTTM for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by QTTM, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on RTI or QTTM.

8.5    Documents.

QTTM must have caused the following documents to be delivered to RTI and/or RTI Selling Shareholders at or prior to the Closing Date:

      8.5.1 Share certificates evidencing each RTI Selling Shareholder's pro rata share of the QTTM Shares (as set forth in Schedule A);

      8.5.2 A Secretary's Certificate, dated the Closing Date certifying attached copies of

               (a)  the Organizational Documents of QTTM,

               (b) the resolutions of QTTM Board approving this Agreement and the transactions contemplated hereby; and

               (c) a list identifying the incumbency of each authorized officer of QTTM signing this Agreement and any other agreement or instrument contemplated hereby to which QTTM is a party;

      8.5.3     A Certificate of Good Standing of QTTM;

      8.5.4 Each of the Transaction Documents to which QTTM is a party, duly executed; and

      8.5.5 Such other documents as RTI may reasonably request for the purpose of

               (a) evidencing the accuracy of any representation or warranty of QTTM pursuant to Article 8.1,

               (b) evidencing the performance of, or the compliance by QTTM with, any covenant or obligation required to be performed or complied with by QTTM,

               (c) evidencing the satisfaction of any condition referred to in this Article, or

               (d) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

8.6    No Proceedings.

Prior the date of this Agreement, there must not have been commenced or threatened against QTTM, RTI or any RTI Selling Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement)

      (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement.

      (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

8.7    Financial Matters.

Exhibit 5.25 sets forth the name and location of each financial institution where RTI maintains accounts. RTI is required to establish dual signing authorization of such accounts and shall add one member from the QTTM Board to the list of authorized signatories for internal controls and procedures which are designed with the objective of providing reasonable assurance that financial transactions are properly authorized and assets are safeguarded against unauthorized or improper use.

                                   ARTICLE IX
                          CONDITIONS PRECEDENT OF QTTM

QTTM's obligation to acquire the RTI Shares and to take the other actions required to be taken by QTTM in advance of or at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by QTTM, in whole or in part):

9.1    Accuracy of Representations.

The representations and warranties of RTI and RTI Selling Shareholders set forth in this Agreement or in any Transaction Document or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Exhibit or Schedule. The representations and warranties of RTI and RTI Selling Shareholders set forth in this Agreement or in any Transaction Document or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Exhibit or Schedule.

9.2    Performance By RTI and RTI Selling Shareholders.

      9.2.1 All of the covenants and obligations that RTI and RTI Selling Shareholders are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

      9.2.2 Each document required to be delivered by RTI and RTI Selling Shareholders pursuant to this Agreement must have been delivered.

9.3    No Force Majeure Event.

There shall not have been any delay, error, failure or interruption in the conduct of the business of RTI, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to

      (a)       acts of God;

      (b)       fire or explosion;

      (c)       war, acts of terrorism or other civil unrest; or

      (d)       national emergency.

9.4    Consents.

All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by RTI and/or RTI Selling Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by RTI or RTI Selling Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on RTI or QTTM.

9.5    Documents.

RTI and RTI Selling Shareholders must have previously furnished to QTTM complete and correct copies of the following documents to be delivered to QTTM at or prior to the Closing Date.

      9.5.1 Share certificates evidencing the number of RTI Shares held by each RTI Selling Shareholder (as set forth in Schedule A), along with executed share transfer forms transferring such RTI Shares to QTTM together with a certified copy of a board resolution of RTI approving the registration of the transfer of such shares to QTTM.

      9.5.2 A Secretary's Certificate, dated the Closing Date certifying attached copies of

               (a)  the Organizational Documents of RTI,

               (b) the resolutions of RTI Board approving this Agreement and the transactions contemplated hereby; and

               (c) a list identifying the incumbency of each authorized officer of RTI signing this Agreement and any other agreement or instrument contemplated hereby to which RTI is a party;

      9.5.3 A copy of the annual return (Form 22) from Industry Canada, Corporations Canada;

      9.5.4 A copy of the annual declaration from Registraire des Entreprises Quebec;

      9.5.5 Each of the Transaction Documents to which RTI and/or RTI Selling Shareholders is a party, duly executed, and

      9.5.6 Such other documents as QTTM may reasonably request for the purpose of

               (a) evidencing the accuracy of any of the representations and warranties of RTI and RTI Selling Shareholders pursuant to Article 9.1,

               (b) evidencing the performance of, or compliance by RTI and RTI Selling Shareholders with, any covenant or obligation required to be performed or complied with by RTI or RTI Selling Shareholders, as the case may be,

               (c) evidencing the satisfaction of any condition referred to in this Article, or

               (d) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

9.6    No Proceedings.

Prior to the date of this Agreement, there must not have been commenced or threatened against QTTM, RTI or any RTI Selling Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement)

      (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or

      (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

                                    ARTICLE X
                     SURVIVAL, INDEMNIFICATION AND REMEDIES

10.1   Survival.

All representations, warranties, covenants and agreements contained in this Agreement, including without limitation the indemnification contained in Article
10.3 and 10.4 below, shall survive the Closing of the transactions contemplated by this Agreement.

10.2   Indemnification by RTI and RTI Selling Shareholders.

RTI and RTI Selling Shareholders, (the "Indemnifier"), agree to indemnify and hold harmless QTTM and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of RTI and RTI Selling Shareholders under this Agreement and each of the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

10.3   Indemnification by QTTM.

QTTM, (the "Indemnifier"), agrees to indemnify and hold harmless RTI and RTI Selling Shareholder and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of QTTM under this Agreement and each of the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

10.4   Notice of Indemnification Proceedings.

Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Article 10.2 or 10.3, such Indemnified Person shall promptly notify the Indemnifier in writing and Indemnifier shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify Indemnifier shall not relieve Indemnifier of its obligations hereunder except to the extent that Indemnifier is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:

     (a) Indemnifier and the Indemnified Person shall have mutually agreed to the retention of such counsel; or

     (b) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Indemnifier shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, Indemnifier shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, Indemnifier shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.1    Arbitration, Attornment.

Each of the parties hereto agrees that any dispute, controversy, action or proceeding arising out of or relating to this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

11.2   Assignments, Inurement, and No Third Party Rights.

No party may assign any of its rights under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the parties hereto and be enforceable by their respective successors and permitted assigns of the parties. Except as set forth in Article 7.1, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.3   Confidentiality.

      11.3.1 Subsequent to the date of this Agreement, QTTM, RTI and RTI Selling Shareholders will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless

               (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,

               (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or

               (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

     11.3.2 In the event that any party is required to disclose any information of another party pursuant to clause (ii) or (iii) of Article 11.3.1, the party requested or required to make the disclosure (the "disclosing party") shall provide the party that provided such information (the "providing party") with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Article 11.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

      11.3.3 If the transactions contemplated by this Agreement are not consummated, each party covenants and agrees to return or destroy as much of such written information as the other party may reasonably request. Each party further covenants and agrees to maintain the confidentiality of such information and documentation by not using such information or furnishing any retained copies thereof, for the benefit of any Person directly or indirectly.

11.4    Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument.

11.5   Expenses.

Except as otherwise expressly provided in this Agreement, each party to this Agreement will be responsible and bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.6   Further Action.

The parties agree to execute any and all other documents, including corporate proceedings, and to take such other action required or permitted to be taken under this Agreement as may be necessary or desirable to carry out the terms hereof.

11.7   Further Assurances.

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur without any further act or formality, each of the parties to this Agreement hereto agree:

      (a)       to furnish upon request to each other such further information,

      (b) to make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or such other documents as may reasonably be required by each other in order to further document or evidence any of the transactions or events,

      (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.8    Governing Laws; Jurisdiction.

This Agreement and each of the Transaction Documents shall be construed and governed in accordance with the laws of the State of Nevada, the laws of the Province of Quebec, and the laws of Canada applicable therein and shall be treated in all respects as a Nevada contract.

11.9   Language.

The undersigned hereby acknowledges that it has consented to and requested that the documents relating in any way to the purchase and sale of the Securities be drawn up in the English language only.

11.10   No Personal Liability.

     11.10.1 No director or officer of any QTTM shall have any personal liability whatsoever to RTI under this Agreement, or any other document delivered in connection with this Agreement on behalf of QTTM.

     11.10.1 No director or officer of RTI shall have any personal liability whatsoever to QTTM under this Agreement or any other document delivered in connection with this Agreement on behalf of RTI.

11.11   Notices to Parties.

All notices, consents, requests, waivers, and other communications between the parties under this Agreement shall be in writing and shall be deemed to have been duly given to the party to whom notice is to be given, when received by the addressee. If the date of confirmed receipt thereof is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

      (a) if delivered personally by hand (with written confirmation of receipt),

      (b)       if sent by telecopy (with written confirmation of receipt), or

      (c) if sent by a nationally recognized overnight delivery service (with confirmed delivery receipt); or

      (d) if sent by first class mail, registered mail or certified mail (deemed to have been received on the third Business Day after mailing).

In each case to the appropriate addresses and telecopy numbers of the parties set forth below (or to such other addresses and telecopy numbers as a party may designate by written notice to the other parties):


If to QTTM, at:                               with a copy to:
--------------
Quantitative Methods Corporation              Seaman & Wehle
70 de Navarre Crescent                        515 Madison Avenue
St-Lambert, Quebec, Canada                    Suite 3200
J4S 1Y6                                       New York, NY 10022

Attention:  Pierre C. Miron,                  Attention:  Mr. Robert L. Seaman,
            President                                     Attorney
Telephone No.:  (450) 672-7003                Telephone No.:  (212) 935-5300
Facsimile No.:   (450) 923-2602               Facsimile No.:  (212) 646-6828

If to RTI, at:
RTI Technologies Inc.
7575, Trans-Canada Highway
Suite 500
Saint-Laurent (Quebec)
Canada
H4T 1V6

Attention:  Marc Rousseau, President
Telephone No.:  (514) 745-5212
Facsimile No.:  (514) 337-3989


11.12   Public Announcements.

QTTM shall promptly, but no later than four (4) days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Prior to the Closing Date, RTI and QTTM shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

11.13   Severability.

In the event that any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

11.14   Waiver.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,

      (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;

      (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and

      (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                           COUNTERPART SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have caused this Share Exchange Agreement to be duly executed as of the date first written above.



QUANTITATIVE METHODS CORPORATION



Signed:
                      ---------------------------------------------------------

Printed Name:
                      ---------------------------------------------------------

Title:                President and Director



Signed:
                      ---------------------------------------------------------

Printed Name:
                      ---------------------------------------------------------

Title:                Secretary/Treasurer and Director

                           COUNTERPART SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have caused this Share Exchange Agreement to be duly executed as of the date first written above.



ROADVISION TECHNOLOGIES INC.


Signed:
                      ---------------------------------------------------------

Printed Name:
                      ---------------------------------------------------------

Title:                President and Director



Signed:
                      ---------------------------------------------------------

Printed Name:
                      ---------------------------------------------------------

Title:                Secretary/Treasurer and Director

                                    EXHIBITS

Exhibit 5.1                RTI Jurisdiction
Exhibit 5.18               Directors and Officers of RTI
Exhibit 5.25               Financial Institutions
Exhibit 5.29               Financial Statements


Exhibit 6.1                QTTM Jurisdiction
Exhibit 6.18               Directors and Officers of QTTM
Exhibit 6.29               Financial Statements

                                   EXHIBIT 5.1





                          ROADVISION TECHNOLOGIES INC.

                                  JURISDICTION





1)       Province of Quebec, Canada

                                  EXHIBIT 5.18





                          ROADVISION TECHNOLOGIES INC.

                             DIRECTORS AND OFFICERS





1) Marc Rousseau President and Director

2) Claude Poulin Vice-President and Director

3) Michel Roy Secretary and Director

4) Michel Roy Treasurer and Director

5) Raymond Piche Director





                                  KEY EMPLOYEES





1) Michel Brideau Senior Technology Officer

                                  EXHIBIT 5.25





                          ROADVISION TECHNOLOGIES INC.

                             FINANCIAL INSTITUTIONS





1)       TD CANADA TRUST 999 de Maisonneuve Boulevard West Montreal (Quebec)
         Canada
         H3A 3L4

         Branch Number:  0527
         Account Number:  8379-5999369

                                  EXHIBIT 5.29





                          ROADVISION TECHNOLOGIES INC.
                              FINANCIAL STATEMENTS





1)       Financial Statements (Unaudited)            March 31, 2005

2)       Financial Statements (Unaudited)            June 30, 2005

3)       Financial Statements (Unaudited)            July 31, 2005

4)       Financial Statements (Unaudited)            August 31, 2005

                                   EXHIBIT 6.1





                        QUANTITATIVE METHODS CORPORATION

                                  JURISDICTION





1)       State of Nevada, United States of America

2) Province of Quebec, Canada under the name of CORPORATION METHODE
QUANTITATIVE.

                                  EXHIBIT 6.18





                        QUANTITATIVE METHODS CORPORATION

                             DIRECTORS AND OFFICERS





1) Pierre C. Miron President and Director

2) Helga Leuthe Secretary and Director

3) Helga Leuthe Treasurer and Director

                                  EXHIBIT 6.29





                        QUANTITATIVE METHODS CORPORATION
                              FINANCIAL STATEMENTS





1)       Financial Statements (Audited)              December 31, 2005

2)       Financial Statements (Unaudited)            March 31, 2005

3)       Financial Statements (Unaudited)            June 30, 2005

                                  SCHEDULE "A"
                   RTI SHARES AND QTTM SHARES TO BE EXCHANGED



------------------------------------------------------------------------------------------------------------------------------
     Name and Address of RTI Selling      Number of RTI Shares to be delivered by  Number of QTTM Shares to be issued to RTI
               Shareholder                        RTI Selling Shareholder                     Selling Shareholder
------------------------------------------------------------------------------------------------------------------------------
3098-8026 Quebec Inc.                                      696,000                                   696,000
10-5275 Chemin de la Cote St-Luc
Montreal (Quebec) Canada
H3W 2H5

4272498 Canada Inc.                                      2,000,000                                 2,000,000
1100 Rene Levesque Boulevard West,
Suite 2500
Montreal (Quebec) Canada
H3B 5C9

Adam, Justin                                                10,000                                    10,000
3272 Amicale
Mascouche (Quebec) Canada
J7K 2Y1

Auclair, Lisette                                            30,000                                    30,000
642 Hayes
Gatineau (Quebec) Canada
J8L 3A1

Avinar S.E.N.C.                                             10,000                                    10,000
c/o Julie Poirier
297 Alexandre-Tache, Apt. #22
C.P. 1029, Succursale Hull
Gatineau (Quebec) Canada
J8X 3X5

Boileau, Gaetan                                             15,000                                    15,000
600 Charles Henri Hebert
St-Jean-sur-Richelieu (Quebec), Canada
J2X 1K7

Boudreault, Francyne                                        15,000                                    15,000
15 Place Grandpre
Lorraine (Quebec) Canada
J6Z 3A7

Bousseau, Bernard                                          500,000                                   500,000
54 Seize Arpents
Morin Heights (Quebec) Canada
J0R 1H0

Brochu, Robert                                              10,000                                    10,000
5 Place Argonne
Lorraine (Quebec) Canada
J6Z 3B8

Chebib, Mamoun                                              10,000                                    10,000
90 Berlioz, Apt #1105
Nun's Island (Quebec) Canada
H3E 1N1

Crevier-Thibault, Micheline                                 30,000                                    30,000
17425 Des Loisirs
Mirabel (Quebec) Canada
J7J 2K1


Dion, Daniel                                                17,500                                    17,500
9463 Centre Hospitalier
Charny (Quebec)
G6X 3T6

Dufour, Normand                                             20,000                                    20,000
3611 Chemin du Lac
St-Norbert (Quebec) Canada
J0K 3C0

Ferland, Robert                                             25,000                                    25,000
4503 Orchard Avenue
Montreal (Quebec) Canada
H4A 3B8

Frigon, Helene                                              90,000                                    90,000
2 Montee Major, #201
Laval (Quebec) Canada
H7N 4R8

Gendron, Mario                                              90,000                                    90,000
642 Hayes
Gatineau (Quebec) Canada
J8L 3A1

Koufos, Spyridon                                            25,000                                    25,000
2060 Connaught Avenue
Montreal (Quebec) Canada
H4B 1X1

Lapointe, Yves                                              10,000                                    10,000
1 Vinet Street
Laval (Quebec) Canada
H7L 1E8

La Vigilance                                                50,000                                    50,000
27 des Neiges Street
Beauport (Quebec) Canada
G1E 5T7

Lauzon, Sylvain                                            100,000                                   100,000
1600 St-Martin Boulevard East
Tour "A", Bureau 400
Laval (Quebec) Canada
H7G 4R8

Lauzon, Sylvain "In Trust"                               1,713,750                                 1,713,750
1600 St-Martin Boulevard East
Tour "A", Bureau 400
Laval (Quebec) Canada
H7G 4R8

Lavallee, Real                                              80,000                                    80,000
1699 Montee Vachet
Nominingque (Quebec)
J0W 1R0

Lavigne, Andre                                              64,000                                    64,000
3667 Real-Beland
Boisbriand (Quebec) Canada
J7H 1J7

Les Placements Davcom Inc.                                  50,000                                    50,000
196 Hilton
Dollard-des-Ormeaux (Quebec) Canada
H9B 2P4


Manolakos, Demetrios                                       200,000                                   200,000
1321 Sherbrooke Street West, Apt # F-20
Montreal (Quebec) Canada
H3G 1J4

Morissette, Serge                                           25,000                                    25,000
31 Terrasse de la Colombe
Lavaltrie (Quebec) Canada
J5T 1B1

Nguyen, Kahn Huu Dr.                                        25,000                                    25,000
4080 Claude Henri Grignon
St-Laurent (Quebec) Canada
H4R 3K2

Paquet, Michel                                              35,000                                    35,000
884 Massawipi
Terrebonne (Quebec) Canada
J6W 5H2

Pelletier, Daniel                                            9,000                                     9,000
15 Place Grandpre
Lorraine (Quebec) Canada
J6Z 3A7

Petel, Marie-Josee                                          20,000                                    20,000
68 Gouin Boulevard West
Montreal (Quebec) Canada
H3L 1V2

Popovic, Igor                                               50,000                                    50,000
3683 Hotel-de-Ville Avenue
Montreal (Quebec) Canada
H2X 3B9

Poulin, Claude Dr.                                         230,000                                   230,000
631 Watson Street
Lachute (Quebec) Canada
J8H 4H1

Poulin, France                                             112,500                                   112,500
631 Watson Street
Lachute (Quebec) Canada
J8H 4H1

Pouliot, Denis                                              17,000                                    17,000
2372 L'Acajou
St-Laurent (Quebec) Canada
H4R 2R8

Rainville, Michel                                           40,000                                    40,000
27 des Neiges Street
Beauport (Quebec) Canada
G1E 5T7

Rifai, Faysa                                                10,000                                    10,000
725 Place Fortier, #108
St-Laurent (Quebec) Canada
H4L 5B9

Rousseau, Marc                                             200,000                                   200,000
5734 de Bourdeaux
Montreal (Quebec) Canada
H2G 2R3

Roy, Michel                                                341,250                                   341,250
629 Concession, #4
Plantagenet (Quebec) Canada
K0B 1L0


Salame, Claudia                                             60,000                                    60,000
2330 Ward Street, Apt #603
St-Laurent (Quebec) Canada
H4M 2V6

Simard, Renee                                               54,000                                    54,000
109 Sevigny, #4
Repentigny (Quebec) Canada
J5Y 2C9

Stravrakis, Peter                                           10,000                                    10,000
117 Lisbonne
Dollard-des-Ormeaux (Quebec) Canada
H9B 3B6

Subai, Ziad                                                 10,000                                    10,000
2695 St-Louis
St-Laurent (Quebec) Canada
H4M 2T4

Thibault, Roger                                             70,000                                    70,000
17425 Des Loisirs
Mirabel (Quebec) Canada
J7J 1K2

Votre Conseiller Professional Inc.                          70,000                                    70,000
14 de l'Oseille Street
Beaumont (Quebec) Canada
G0R 1C0

                                  SCHEDULE "B"
                        QUANTITATIVE METHODS CORPORATION
                             SUBSCRIPTION AGREEMENT
                                       FOR
                   "ACCREDITED INVESTOR" OR "NON-U.S. PERSON"


         ---------------------------------------------------------------
                              (Name of Subscriber)

To:      Pierre Miron, President
         Quantitative Methods Corporation
         70 de Navarre Crescent
         St-Lambert (Quebec) Canada
         J4S 1Y6


Re:      Offer to acquire shares of
         Quantitative Methods Corporation

This Subscription Agreement (the "Subscription"), dated as of the 26th of August, 2005, has been executed by the undersigned (a "Subscriber") in connection with the Share Exchange Agreement (the" Agreement"), between Roadvision Technologies Inc. ("RTI"), the Shareholders of Roadvision Technologies Inc., and Quantitative Methods Corporation ("QTTM)", whereby QTTM offers to acquire all of the issued and outstanding Class A common shares (100%) of RTI (the "Offering") in consideration for the issuance of QTTM common stock, ("QTTM Shares"), $.001 par value per share, (being 7,250,000 shares in total). The aggregate price for the QTTM Shares is 7,250,000 issued and outstanding Class A common shares of RTI. The offer to issue and exchange the QTTM Shares is being made in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended, (the "Securities Act") for private offerings and the provisions of Regulation S ("Regulation S") for offers made outside the U.S. without registration under the Securities Act and promulgated by the Securities and Exchange Commission (the "SEC"). Upon the terms and subject to the conditions set forth herein, each Subscriber hereby agrees to exchange and cancel their shares of RTI, and QTTM hereby agrees to acquire and issue the QTTM Shares.

Gentlemen,

1.     Agreement to Subscribe.

Subject to the terms and conditions set forth in this Subscription Agreement ("Subscription") and in the Share Exchange Agreement (the "Agreement"), the undersigned Subscriber hereby agrees to exchange and cancel his/her or its RTI shares for _______________ QTTM Shares and irrevocably tenders this Subscription, together with his/her or its share certificate of RTI, duly endorsed to QTTM.

2.     Acceptance of Subscription.

The Subscriber understands and agrees:

       (a) that this offer to subscribe is subject to acceptance, in writing, by the President, who shall have the right to accept or reject this Subscription, in whole or in part, on behalf of QTTM.

       (b) that QTTM will not accept subscriptions from a person who does not qualify as an "Accredited Investor", as the term is defined in

              Rule 501 of Regulation D under the Securities Act or who is a "U.S. Person", as the term is defined in Rule 902 of Regulation S under the Securities Act.

3.     Effective Date.

The Subscriber recognizes that the effective date of this Subscription shall not be the date the Subscriber signs this Subscription, but rather the execution date of the Agreement ("Closing").

The subscriber understands that the plan of reorganization described in the Agreement shall be consummated immediately after the closing of this Subscription.

4.     Non-Transferable, Assignable.

The Subscriber acknowledges and agrees, either before or after the acceptance hereof by the President of QTTM that this subscription:

       (a)    is irrevocable (except as otherwise provided below); and

       (b)    is not transferable or assignable; and

       (c) that the QTTM Shares to be issued and delivered as a result of this Subscription, will only be issued in the name of and delivered to the undersigned; and

       (d) that the QTTM Shares certificates will bear the respective legends and appropriate "stop transfer" instructions as specified in the attached acknowledgement.

5.     Documentation.

The Subscriber will complete, sign and return one (1) executed copy of this Subscription, including an acknowledgement form certifying that the Subscriber is:

       (a)    an accredited investor (APPENDIX A); or

       (b)    not a U.S. Person (APPENDIX B).

The Subscriber will also tender his/her or its share certificate for the issued and outstanding Class A common shares of RTI, duly endorsed to QTTM. Any such share certificate sent to QTTM shall be held in escrow by QTTM, pending the satisfaction of the conditions to Closing specified herein.

6.     Investment Knowledge, Experience.

The Subscriber has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Subscriber's interests in connection with the transaction contemplated in this Subscription and the Agreement.

7.     Independent Investigation.

The Subscriber, in making the decision to acquire the QTTM Shares, has relied upon an independent investigation of QTTM and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from QTTM, its officers, directors or employees or any other representatives or agents of QTTM, other than as set forth in this Subscription and the Agreement.

The Subscriber is familiar with the business, operations and financial condition of QTTM and has been afforded the opportunity to ask questions of, and receive answers from, QTTM's officers and directors concerning QTTM and the terms and conditions of this Subscription and has had full access to such other information concerning QTTM as the Subscriber has requested. The Subscriber has also had access to QTTM's publicly filed reports with the SEC. The Subscriber acknowledges that all such public information has been sufficient to evaluate the risks of investing in QTTM Shares.

8.     No Legal Advice from QTTM.

The Subscriber acknowledges that he, she or it has had the opportunity to review the transactions contemplated by this Subscription and the Agreement and has consulted, as deemed necessary, with the Subscriber's own legal counsel and investment and tax advisors concerning the investment in QTTM Shares.

The Subscriber is relying solely on his/her or its professional tax, legal and financial advisors and not on any statements or representations of QTTM or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Subscription or the securities laws of any jurisdiction, except for any statements or representations of QTTM made in this Subscription and the Agreement.

The Subscriber admits, (along with such advisors) that they are familiar with the nature of and risks attending investments in restricted securities and have determined, based upon an independent analysis of his/her or its assets and income, that the acquisition of the QTTM Shares is consistent with his/her or its investment objectives and income prospects.

9.     No Advertisements.

The subscriber acknowledges that he/she or it is not subscribing for QTTM Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

10.    No Government Recommendation or Approval.

The Subscriber is aware and understands that no United States federal of state agency or any similar regulatory agency has made any finding or determination as to the fairness of this investment, nor passed upon or made any recommendation or endorsement of QTTM, its business or the offering of QTTM Shares.

The Subscriber understands that this offering of QTTM Shares has not been reviewed by the Attorneys General of any State, the Attorney General of the United States, the SEC or the securities commission of any State, because of QTTM's representations that the offering is intended to be non-public offering exempt from registration pursuant to Rule 501 of Regulation D under the Securities Act. The Subscriber understands that any offering literature used in connection with this offering has not been filed or will be filed with the Attorneys General or securities commissions of any State. Therefore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning QTTM that has been supplied to the Subscriber.

The Subscriber recognizes that there is not guarantee that the Internal Revenue Code, or the regulations promulgated thereunder, will not be amended in such a manner as to deprive QTTM and its shareholders of any tax benefit they might now receive. The Subscriber acknowledges being aware that the tax effects which may be expected by QTTM are not susceptible to absolute prediction and that new developments and rulings of the Internal Revenue Service, audit adjustments, court decisions, or legislative changes may have an adverse effect on one or more of the tax consequences sought by QTTM.

11.    Intent.

The Subscriber is acquiring the QTTM Shares solely for investment purposes, for the Subscriber's own account and not for the account or benefit of any U.S. person, and not with a view towards the distribution or dissemination thereof and the Subscriber has no present arrangement or intention to sell the QTTM Shares in the United States, to or through any U.S. person or entity. The Subscriber has carefully considered the various risks of investment in QTTM Shares and can afford to bear such risks indefinitely, including without limitation, the economic risk of losing his/her or its entire investment in QTTM Shares, unless such QTTM Shares are resold in accordance with the provisions of Regulation S and subsequently registered under the Securities Act or if an exemption from registration is available.

12.    Restrictions on Transfer.

The Subscriber understands and agrees that the QTTM Shares to be issued pursuant to the Agreement are characterized as "restricted securities" and have not been registered under the Securities Act or the securities laws of any state of the U.S. inasmuch as they are being acquired from QTTM in a transaction not involving a public offering in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act or Regulation S for offers and sales of securities outside the U.S.

The Subscriber recognizes that QTTM is under no obligation to register the QTTM Shares for sale under the Securities Act and that QTTM shall refuse to register any transfer of the QTTM Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act.

The Subscriber is aware the QTTM Shares have not been registered under the Securities Act, or the securities laws of any state, and therefore, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the QTTM Shares, such QTTM Shares may be offered, resold, pledged or otherwise transferred only:

      (a) pursuant to an effective registration statement filed under the Securities Act;

      (b) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act;

      (c) pursuant to the resale limitations set forth in Rule 905 of Regulation S;

      (d) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

      (e) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

The Subscriber agrees that if any transfer of its QTTM Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the transferor may be required to deliver to QTTM an opinion of counsel satisfactory to QTTM. Absent from registration or another exemption from registration, the Subscriber agrees that it will not resell the QTTM Shares to U.S. Persons or within the United States.

The Subscriber will not sell QTTM Shares to any U.S. person or within the United States prior to the expiration of a period of one year, commencing on the execution date of the Agreement and ending 365 days thereafter, (Distribution Compliance Period), except pursuant to registration under the Securities Act or exemption from registration under the Securities Act.

The Subscriber agrees and covenants that it will not engage in hedging transactions with regard to the QTTM Shares prior to the expiration of the Distribution Compliance Period specified in Rule 903 of Regulation S promulgated under the Securities Act, unless in compliance with the Securities Act.

The Subscriber further agrees and covenants that he/she or it has not entered into, has the intention of entering into, or will enter into any put option, short position or similar instrument or position in the United States with respect to QTTM Shares at any time after the Closing through the Distribution Compliance Period except in compliance with the Securities Act.

13.    Authority; Competence.

If the Subscriber is an individual, he/she is not a minor and has all the legal capacity right and authority to enter into and execute the Subscription, and to take all actions required pursuant hereto and, if the Subscriber is a corporation, none of the members are minors and it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors and shareholders and others have been obtained to authorize the execution of this Subscription.

This Subscriber further acknowledges that this Subscription is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The Subscriber's execution, delivery and performance of this Subscription does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Subscriber is a party.

14.    Language; Titles and Subtitles.

The Subscriber hereby acknowledges that it has consented to and requested that the documents relating in any way to this Subscription be drawn up in the English language only. The Subscriber acknowledges that the titles and subtitles used in this Subscription are used for convenience only and are not to be considered in construing or interpreting this Subscription.

15.    Representations/Warranties; Survival/Severability.

The Subscriber understands that the QTTM Shares are being offered and issued in reliance on specific provisions of United States federal and state securities laws and that QTTM is relying upon the truth and accuracy of his/her or its representations, warranties, agreements, acknowledgments and understandings set forth in this Subscription in order to determine the applicability of such provisions. The Subscriber acknowledges that the representations, warranties and agreements made herein shall survive the execution and delivery of this Subscription, the Agreement and the acquisition of QTTM Shares.

The Subscriber further acknowledges in the event that any provision of this Subscription becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Subscription shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Subscription.

15.    No Waiver.

Notwithstanding any of the representations and warranties, acknowledgements or agreement made herein by the Subscriber, he/she or it does not thereby or in any other manner waive any rights granted under the Federal or State securities laws or the securities laws in any other jurisdiction.

16.    Acknowledgement.

By the execution of this Subscription, the Subscriber, hereby represents and warrants to the President and to QTTM, that he/she or it meets the requirements of either an "Accredited Investor" or a "Non-U.S. Person" as indicated in the attached acknowledgement.

The Subscriber understands that QTTM Shares are being acquired and issued to the Subscriber in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth in this Subscription, in order that QTTM may determine the applicability and availability of the exemptions from registration of the QTTM Shares on which QTTM is relying and, further, he/she or it specifically represents that there is no additional information necessary to explain any inaccuracy or omission from, or to modify or alter, the following:.




NAME OF SUBSCRIBER:
                               (Please Print Name)

Date of Subscription:
                                    -------------------------------------------


                    Check one of the following as applicable:

ACCREDITED INVESTOR                 (APPENDIX "A" ATTACHED)

NON-U.S. PERSON                     (APPENDIX "B" ATTACHED)


             Place of Residency and/or Principal Place of Business:


                   -------------------------------------------


                   -------------------------------------------
                      City, Province, Country, Postal Code


                   -------------------------------------------
                                Telephone Number


                    Check one of the following as applicable:

       Annexe A attached             or          No Annexe A attached
(Other Beneficial Owners)                 (No Other Beneficial Owners)
                         -------                                      -------




SIGNATURE OF SUBSCRIBER:
                         -------------------------------------------

                                   APPENDIX A

                    Acknowledgement of "Accredited Investor"


1. The Subscriber hereby agrees to exchange and cancel his/her or its Class A shares of RTI for _______________ QTTM Shares.

2. The Subscriber is aware that the QTTM Shares are only available to an "Accredited Investors" (see definition below) and are being issued pursuant to the exemption provided in Section 4(2) of the Securities Act for private offerings and the offering has not been submitted - to, or reviewed by the SEC. The Subscriber is aware that the QTTM Shares will not be registered with the SEC and that they may not be registered with any state securities regulatory agency.

3. The Subscriber, as an individual, represents that the address provided on the signature page to this Subscription is his/her true and correct principal residence, and has no present intention of becoming a resident of any other country or jurisdiction and the Subscriber, if a corporation, trust or partnership, or other entity, represents that the address provided on the signature page to this Subscription is the true and correct principal place of business and has no present intention of establishing residency in any other country or jurisdiction. If such entity was formed specifically to acquire the QTTM Shares, all names and addresses of its beneficial owners are set forth on the signature page of this Subscription and all representations in this Subscription are applicable to each of them.

4.     Definition of Accredited Investor.

The term "accredited investor" means:

          (a) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in
               Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (b) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

          (c) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000;

          (d) any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

       (e) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds US $1,000,000, (inclusive of homes and automobiles);

       (f) a natural person who had an individual income in excess of US $200,000 in each of the two recent calendar years or joint income with that person's spouse in excess of US $300,000 in each of the two recent calendar years and has a reasonable expectation of reaching the same income level in the current year;

       (g) a trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment);

       (h) any entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Subscriber must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor).

5. The Subscriber hereby certifies that he/she or it is deemed an "Accredited Investor" in conformity with subparagraph _____ above, as defined in Rule 501 of Regulation D and qualifies for the exemption provided in Section 4(2) of the Securities Act for private offerings.



---------------------------              --------------------------------------
        Date                                      Signature of Subscriber

                                   APPENDIX B

                      Acknowledgement of Non - U.S. Person


1. The Subscriber hereby agrees to exchange and cancel his/her or its Class A shares of RTI for _______________ QTTM Shares.

2. The Subscriber is aware that the QTTM Shares are only available to a "Non-U.S. Person" and are being offered under the exemption provided under the provisions of Regulation S for offers and sales of securities outside the United States and the offering has not been submitted - to, or reviewed by, the Securities and Exchange Commission ("SEC"). The Subscriber is aware that the QTTM Shares will not be registered with the SEC and that they may not be registered with any state securities regulatory agency.

3. The Subscriber, as an individual, represents that the address provided on the signature page to this Subscription is his/her true and correct principal residence, and has no present intention of becoming a resident of any other country or jurisdiction and the Subscriber, if a corporation, trust or partnership, or other entity, represents that the address provided on the signature page to this Subscription is the true and correct principal place of business and has no present intention of establishing residency in any other country or jurisdiction. If such entity was formed specifically to acquire the QTTM Shares, all names and addresses of its beneficial owners are set forth on the signature page of this Subscription and all representations in this Subscription are applicable to each of them.

4.     Definition of U.S. Person".

For the purposes of this acknowledgement the term "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

       (1)    The term "U.S. person" means:

               (a)  any natural person resident in the United States;

               (b) any partnership or corporation organized or incorporated under the laws of the United States;

               (c) any estate of which any executor or administrator is a U.S. person;

               (d)  any trust of which any trustee is a U.S. person;

               (e) any agency or branch of a foreign entity located in the United States;

               (f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

               (g) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

               (h)  any partnership or corporation if:

                    (i) organized or incorporated under the laws of any foreign jurisdiction; and

                    (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors

                          (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

       (2)    The following are not "U.S. person":

               (a) notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person";

               (b) notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

                    (i) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

                    (ii) the estate is governed by foreign law;

               (c) notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person, shall not be deemed a U.S. person if a trustee who is not a U.S. person, has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

               (d) notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person;

               (e) notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

                    (i) the agency or branch operates for valid business reasons; and

                    (ii) the agency or branch is engaged in the business of
                         insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located;

               (f) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

5. The Subscriber hereby certifies that he/she or it is not considered a "U.S. Person" as defined in Rule 902 of Regulation S and confirms that he/she or it :

     (a)  was a resident outside the United States, or

     (b) was not acquiring the QTTM Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, or

     (c) was not offered to acquire the QTTM Shares or otherwise to participate in the transactions contemplated in the Agreement by any person inside the United States, or

     (d)  was not organized under the laws of any United States jurisdiction, or

     (e) was not formed for the purpose of investing in securities not registered under the Securities Act, or

     (f) was outside the United States at the time of the offer by QTTM, and the acceptance of the offer by the Subscriber of the QTTM Shares.




         Date                            Signature of Subscriber

                                   ACCEPTANCE


   This Subscription is hereby accepted by QUANTITATIVE METHODS CORPORATION.


        DATED at Montreal, Quebec, Canada, the _____ day of August, 2005.


                        QUANTITATIVE METHODS CORPORATION




 By:
          ---------------------------------------------------------------
                               Pierre C. Miron, President and Director